CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the "Registration Statement") of our reports dated December 17, 2010, relating to the financial statements and financial highlights which appear in the October 31, 2010 Annual Report to Shareholders of T. Rowe Price Africa and Middle East Fund, T. Rowe Price Emerging Europe and Mediterranean Fund, T. Rowe Price Emerging Markets Stock, T. Rowe Price European Stock, T. Rowe Price International Discovery Fund, T. Rowe Price International Growth and Income Fund, T. Rowe Price International Stock Fund, T. Rowe Price Japan Fund, T. Rowe Price Latin America Fund, T. Rowe Price New Asia Fund, T. Rowe Price Overseas Stock Fund, T. Rowe Price Global Stock Fund, T. Rowe Price Global Large-Cap Stock Fund, and T. Rowe Price Global Infrastructure Fund (comprising T. Rowe Price International Funds, Inc.), which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Fund Service Providers" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Baltimore, Maryland

February 22, 2011